As filed with the Securities and Exchange Commission on April 20, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUDA JUICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4069365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4030 Black Gold Drive Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

BUDA JUICE, INC.

2025 EQUITYINCENTIVE PLAN

(Full title of the plan)

Horatio Lonsdale-Hands

Chief Executive Officer

Buda Juice, Inc.

4030 Black Gold Drive

Dallas, Texas 75247

(Name and address of agent for service)

(214) 308-5003

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joseph M. Lucosky, Esq.

Soyoung Lee, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of Buda Juice, Inc. (the “Company” or “Registrant”) is being filed for the purpose of registering 2,500,000 shares of common stock of the Company, par value $0.001 (the “Common Stock”), reserved for issuance under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”). Upon the effectiveness of this Registration Statement, an aggregate of 2,500,000 shares of Common Stock will be registered and available for issuance from time to time under the 2025 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference in this Registration Statement:

●	The Registrant’s Annual Report on Form 10-K filed with the Commission on March 26, 2026; and

●	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report; and

●	The description of the Registrant’s common stock contained in our Registration Statement on Form 8-A filed with the Commission on January 6, 2026, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any other document or information deemed to have been furnished and not filed in accordance with Commission rules.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Form of Certificate of Incorporation of Buda Juice, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on January 6,)
4.2	Bylaws of Buda Juice, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on January 6, 2026)
5.1*	Opinion of Lucosky Brookman LLP
23.1*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
23.2*	Consent of RBSM LLP
24.1*	Power of Attorney (included on the signature page to this registration statement)
99.1	Buda Juice, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on dated January 9, 2026)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on this 20th day of April 2026.

BUDA JUICE, INC.

By:	/s/ Horatio Lonsdale-Hands
Horatio Lonsdale-Hands
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

The undersigned director(s) and officer(s) of the Registrant hereby constitute and appoint Horatio Lonsdale-Hands with full power to act and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Horatio Lonsdale-Hands	Chief Executive Officer	April 20, 2026
Horatio Lonsdale-Hands	(Principal Executive Officer)

/s/ Clint Bowers	Chief Financial Officer	April 20, 2026
Clint Bowers	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bryan Herr	Director	April 20, 2026
Bryan Herr

/s/ Bernard Lucien Nussbaumer	Director	April 20, 2026
Bernard Lucien Nussbaumer

/s/ Don Short	Director	April 20, 2026
Don Short

/s/ Mohammad Hayat	Director	April 20, 2026
Mohammad Hayat

/s/ Doug Burris	Director	April 20, 2026
Doug Burris

/s/ Marie Quintana	Director	April 20, 2026
Marie Quintana

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